Exhibit 99.1

M/I Homes Reports
Third Quarter Results

Columbus, Ohio (October 29, 2009) - M/I Homes, Inc. (NYSE:MHO) announced results for the third quarter and nine months ended September 30, 2009.  Third quarter results were highlighted by:

•	36% increase in new contracts;
•	20% increase in deliveries;
•	36% increase in units in backlog;
•	reduced operating loss to $1.2 million;
•	EBITDA of $1.2 million;
•	net debt to capital ratio of 23%;
•	cash balance of $102.8 million;
•	zero bank borrowings and no debt maturing until 2012.

For the 2009 third quarter, the Company reported a net loss of $21.1 million, or $1.14 per share, compared to a net loss of $58.7 million, or $4.18 per share, during the third quarter of 2008.  The current quarter loss consists primarily of a $1.2 million pre-tax operating loss, $15.0 million of asset impairments, and a $4.4 million charge related to imported drywall.

The Company reported a net loss of $69.1 million for the nine-month period ended September 30, 2009, or $4.29 per share, compared to a net loss of $175.0 million, or $12.48 per share, for the same period a year ago.

New contracts for 2009’s third quarter were 619, up 36% from 2008’s third quarter of 456.  For the nine months ended September 30, 2009, new contracts increased 33%, to 2,045 from 1,540 in 2008.  The Company delivered 665 homes in the third quarter compared to 555 in same period of 2008, an increase of 20%.  Homes delivered for the nine months ended September 30, 2009 increased 5% to 1,551 from 1,471 in 2008.  The Company had 105 active communities at September 30, 2009 compared to 138 at September 30, 2008.  The sales value of backlog of homes at September 30, 2009 was $263 million, with backlog units increasing to 1,060 and an average sales price of $248,000.  The backlog of homes at September 30, 2008 had a sales value of $212 million, with backlog units of 781 and an average sales price of $272,000.

Robert H. Schottenstein, Chief Executive Officer and President commented, “We continue to make progress during these difficult times.  Our predominantly defensive operating strategy and cost reduction efforts have served us well as we have significantly reduced our operating loss over the past 12 months.  Our gross margins have increased during each of the past four quarters and expenses declined 19% from a year ago.  The combination of these factors resulted in $1.2 million of positive EBITDA for the quarter and an operating loss approaching break even.”

Mr. Schottenstein continued, “In addition, we continue to be pleased with our strong sales performance.  Our third quarter sales represent our fourth consecutive quarter of increased new contracts and our third consecutive quarter of increased backlog.  The adjustments we have made to our product offering, including our new ‘eco Series’ and the strengthening of our line of affordable homes have contributed to our sales increase.  Looking ahead, economic conditions are likely to remain challenging and unpredictable.  Accordingly, we will continue managing defensively.  At the end of the third quarter, we had $103 million of cash and our net debt to capital ratio stood at 23%.  Our shareholders’ equity is $319 million and we have no significant debt maturing until 2012.”

The Company will broadcast its earnings conference call today at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call will continue to be available on our website through October 2010.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered nearly 75,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the global, U.S., local and homebuilding economic environments, interest rates, risks associated with owning and developing land, availability of resources, competition, market concentration, lack of geographic diversification, availability of financing resources, terms of our indebtedness and our ability to incur additional indebtedness, outcome of legal claims brought against us, ownership changes that could limit our ability to utilize our net operating loss carryforwards, and various governmental rules and regulations, among other matters-as, more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and as updated in the Company’s periodic filings on Form 10-Q.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

New contracts	619	456	2,045	1,540
Backlog units			1,060	781
Backlog value			$263,000	$212,000

Homes delivered	665	555	1,551	1,471

Revenue	$152,738	$160,385	$365,033	$457,472

Gross margin	$6,360	$(24,280)	$11,620	$(41,973)
Adjusted gross margin(1)	$25,722	$18,886	$53,754	$62,172
Adjusted gross margin %(1)	16.8%	11.8%	14.7%	13.6%

Loss from continuing operations
before income taxes	$(20,953)	$(58,423)	$(68,796)	$(138,610)
Adjusted pre-tax operating loss(1)	$(1,224)	$(14,467)	$(22,123)	$(36,023)

Deferred tax asset valuation allowance	$8,204	$21,604	$27,532	$79,615

Net loss to common shareholders	$(21,074)	$(58,655)	$(69,105)	$(174,963)
Loss per share	$(1.14)	$(4.18)	$(4.29)	$(12.48)
Diluted shares outstanding (000s)	18,514	14,019	16,127	14,014

(1) See non-GAAP reconciliations in Non-GAAP Financial Reconciliations table below.

Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Gross margin	$6,360	$(24,280)	$11,620	$(41,973)
Add: Impairments	14,962	43,166	32,484	104,145
Warranty – imported drywall	4,400	-	9,650	-
Adjusted gross margin	$25,722	$18,886	$53,754	$62,172

Loss from continuing operations
before income taxes	$(20,953)	$(58,423)	$(68,796)	$(138,610)
Add: Impairments and abandonments administrative expense	15,034	43,522	33,972	105,713
Warranty – imported drywall	4,400	-	9,650	-
Other expense (income)	-	-	941	(5,555)
Restructuring/other	295	434	2,110	2,429
Adjusted pre-tax loss from operations	$(1,224)	$(14,467)	$(22,123)	$(36,023)

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue	$152,738	$160,385	$365,033	$457,472
Cost of sales	146,378	184,665	353,413	499,445
Gross margin	6,360	(24,280)	11,620	(41,973)
General and administrative expense	14,414	17,267	42,831	51,958
Selling expense	11,601	14,726	30,339	41,539
Operating loss	(19,655)	(56,273)	(61,550)	(135,470)
Other expense (income)	-	-	941	(5,555)
Interest expense	1,298	2,150	6,305	8,695
Loss from continuing operations
before income taxes	(20,953)	(58,423)	(68,796)	(138,610)
Provision for income taxes	121	232	309	31,445
Loss from continuing operations,
net of income taxes	(21,074)	(58,655)	(69,105)	(170,055)
Loss from discontinued operations,
net of income taxes	-	-	-	(33)
Net loss	(21,074)	(58,655)	(69,105)	(170,088)
Preferred share dividends	-	-	-	4,875
Net loss to common shareholders	$(21,074)	$(58,655)	$(69,105)	$(174,963)

Revenue:
Housing revenue	$148,587	$151,491	$354,042	$409,222
Land revenue	92	6,322	749	29,966
Other	-	-	-	7,131
Total homebuilding revenue	$148,679	$157,813	$354,791	$446,319

Financial services revenue	4,059	2,572	10,242	11,153
Total revenue	$152,738	$160,385	$365,033	$457,472

Land, Lot and Investment in
Unconsolidated Subsidiaries
Impairment by Region:
Midwest	$8,557	$21,350	$11,492	$34,324
Florida	6,383	11,258	16,991	52,750
Mid-Atlantic	22	10,558	4,001	17,071
Total	$14,962	$43,166	$32,484	$104,145

Abandonments by Region:
Midwest	$24	$1	$547	$26
Florida	6	4	20	137
Mid-Atlantic	42	351	921	1,405
Total	$72	$356	$1,488	$1,568

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

EBITDA (2)	$1,212	$(7,803)	$(11,514)	$(8,359)
Interest incurred - net of fee amortization	$3,599	$4,241	$11,071	$14,148
Interest amortized to cost of sales	$3,363	$2,845	$8,093	$7,871
Depreciation and amortization	$1,930	$1,789	$6,342	$6,490
Non-cash charges	$15,865	$44,188	$37,309	$180,138

Cash provided by (used in) operating activities activities operating activities	$(15,834)	$16,674	$25,017	$126,173
Cash (used in) provided by investing activities	$8,674	$(672)	$(63,682)	$3,384
Cash provided by (used in) financing activities financing activities	$7,160	$(13,772)	$31,147	$(126,720)

Financial services pre-tax income	$2,007	$618	$4,737	$4,967

(2) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is defined, in accordance with our credit facility, as net income, plus interest expense (including interest amortized to land and housing costs), income taxes, depreciation, amortization and non-cash charges, minus interest income.

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet Information (unaudited)
(Dollars in thousands, except per share amounts)

	September 30,
	2009	2008

Assets:
Total cash and cash equivalents(3)	$102,794	$14,465
Mortgage loans held for sale	37,087	34,695
Inventory:
Lots, land and land development	259,651	357,068
Land held for sale	2,804	2,773
Homes under construction	206,361	227,344
Other inventory	25,454	30,748
Total Inventory	494,270	617,933

Property and equipment - net	19,701	31,244
Investment in unconsolidated joint ventures	7,656	22,955
Income tax receivable	-	39,457
Other assets	16,424	20,743
Total Assets	$677,932	$781,492

Liabilities:
Debt –Homebuilding Operations:
Senior notes	$199,360	$199,104
Notes payable other	6,232	16,481
Total Debt – Homebuilding Operations	205,592	215,585

Note payable bank – financial services operations	26,622	25,606
Total Debt	232,214	241,191

Accounts payable	50,464	48,271
Obligations for inventory not owned	9,754	18,584
Other liabilities	66,543	65,602
Total Liabilities	358,975	373,648

Shareholders’ Equity	318,957	407,844
Total Liabilities and Shareholders’ Equity	$677,932	$781,492

Book value per common share	$11.82	$21.95
Net debt/total capital ratio (4)	23%	35%

(3) 2009 amount includes $66.9 million and $10.9 million of restricted cash and cash held in escrow, respectively.
(4) Net debt-to capital is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt plus shareholders’ equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

NEW CONTRACTS
	Three months ended			Nine months ended
	September 30,			September 30,
			%			%
Region	2009	2008	Change	2009	2008	Change

Midwest	322	238	35	1,076	726	48

Florida	124	87	43	348	374	(7)

Mid-Atlantic	173	131	32	621	440	41

Total	619	456	36	2,045	1,540	33

HOMES DELIVERED
	Three months ended			Nine months ended
	September 30,			September 30,
			%			%
Region	2009	2008	Change	2009	2008	Change

Midwest	367	257	43	783	673	16

Florida	107	105	2	302	355	(15)

Mid-Atlantic	191	193	(1)	466	443	5

Continuing Operations	665	555	20	1,551	1,471	5

BACKLOG
	September 30, 2009			September 30, 2008
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	658	144	218,000	444	109	247,000

Florida	123	27	224,000	140	41	291,000

Mid-Atlantic	279	92	330,000	197	62	314,000

Total	1,060	263	248,000	781	212	272,000

 M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	Land Position Summary

	September 30, 2009			September 30, 2008

		Lots			Lots
	Lots	Under		Lots	Under
	Owned	Contract	Total	Owned	Contract	Total

Midwest region	4,442	1,111	5,553	5,429	893	6,322

Florida region	1,591	36	1,627	2,353	56	2,409

Mid-Atlantic region	1,267	803	2,070	1,748	677	2,425

Total	7,300	1,950	9,250	9,530	1,626	11,156